EXHIBIT 99.1

ChinaNet Online Holdings, Inc. Preannounces First Quarter 2013 Revenues of $7 million

Files Extension for Q1 2013 10-Q Filing

BEIJING, May 15, 2013 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (Nasdaq:CNET) (the "Company" or "ChinaNet"), a leading B2B (business to business) Internet technology company focusing on providing online-to-offline ("O2O") sales channel expansion services for small businesses (small and medium-sized enterprises ("SMEs") in China) and entrepreneurial management and LINK services for entrepreneurs in the People's Republic of China, today announced that its preliminary unaudited revenues for the three months ended March 31, 2013 was approximately $7 million.

The Company filed a Form 12b-25 with the Securities and Exchange Commission on May 15, 2013 to extend the filing of the Company's Form 10-Q for the three months ended March 31, 2013, which is due May 15, 2013, for up to an additional five calendar days. With this extension, if the Form 10-Q is filed by May 20, 2013, the Form 10-Q will be deemed to be timely filed.

ChinaNet will host a conference call at 8:30 am ET on Tuesday, May 21st to discuss its first quarter 2013 results. Please use the following information:

Date: Tuesday, May 21, 2013
Time: 8:30 am Eastern Time
Conference Line (U.S.): 1-877-317-6776
International Dial-In: 1-412-317-6776
Conference ID: 10029114
Webcast: http://webcast.mzvaluemonitor.com/Cover.aspx?PlatformId=1313

Please dial in at least 10-minutes before the call to ensure timely participation.

A playback of the call will be available until 8:30 am ET on May 28, 2013. To listen, call 1-877-344-7529 within the United States or 1-412-317-0088 when calling internationally. Please use the replay pin number 10029114.

About ChinaNet Online Holdings, Inc.

The Company, a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI ("ChinaNet"), is a leading B2B (business to business) Internet technology company focusing on providing O2O (online to offline) sales channel expansion service for small businesses (or so-called small and medium-sized enterprises (SMEs) in China) and entrepreneurial management and LINK service for entrepreneurs in China. The Company, through certain contractual arrangements with operating companies in the PRC, provides Internet advertising and other services for Chinese small businesses via its portal websites, 28.com, Liansuo.com and Chuangye.com (for entrepreneurs' Linking services), TV commercials and program production via China-Net TV, and in-house LCD advertising on banking kiosks targeting Chinese banking patrons. Website: http://www.chinanet-online.com.

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT: MZ North America
         Ted Haberfield, President
         Tel: +1-760-755-2716
         Email: thaberfield@mzgroup.us
         Web: www.mzgroup.us